UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No.    )

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NORTH CENTRAL BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

____________________

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March 9, 2012

Dear Shareholders:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of North Central Bancshares, Inc. (the “Company”), the holding company for First Federal Savings Bank of Iowa (the “Bank”), which will be held on April 27, 2012 at 10:00 a.m., Central Time, at Best Western Starlite Village, located at 1518 3rd Avenue Northwest, Fort Dodge, Iowa.

The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  In addition, management will report on the operations and activities of the Company and there will be an opportunity for you to ask questions about the Company’s business.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. On or about March 9, 2012, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2012 Proxy Statement and 2011 Annual Report and vote online or via telephone.  The Notice also explains how you may request to receive a paper copy of the 2012 Proxy Statement and 2011 Annual Report, as well as a paper proxy card.

The Board of Directors unanimously recommends that you vote “FOR” the director nominees named in Proposal 1 and “FOR” the other proposals included in the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, your vote is important and we encourage you to vote promptly.  You may vote your shares via a toll-free telephone number, over the Internet, or on a paper proxy card if you request one. Instructions regarding the three methods of voting are contained on the Notice and proxy card.  Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, I wish to thank you for your continued support.

Sincerely,
/s/ David M. Bradley
David M. Bradley Chairman of the Board, President and Chief Executive Officer

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 576-7531

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Friday, April 27, 2012
Time:	10:00 a.m., Central Time
Place:	Best Western Starlite Village
1518 3rd Avenue Northwest
Fort Dodge, IA 50501
At our 2012 Annual Meeting, we will ask you to:

1.	Elect two candidates to serve as directors for a three-year period expiring at the 2015 Annual Meeting;
2.	Ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;
3.	Approve the advisory resolution on the Company’s named executive officer compensation; and
4.	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting and at any adjournment or postponement thereof if you were a common shareholder of the Company at the close of business on March 1, 2012, the record date.

By Order of the Board of Directors,
/s/ Corinna R. King
Corinna R. King Secretary

Fort Dodge, Iowa
March 9, 2012

You are cordially invited to attend the Annual Meeting.  It is important that your shares be represented regardless of the number of shares you own.  The Board of Directors urges you to vote your shares promptly.  You may vote your shares via a toll-free telephone number, over the Internet, or on a paper proxy card if you request one. Voting your shares via proxy will not prevent you from voting in person if you attend the Annual Meeting.  If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to attend and to vote personally at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company.

North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 576-7531

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Information about this Proxy Statement

We have furnished to the shareholders of North Central Bancshares, Inc. (the “Company”) this Proxy Statement and voting instructions because the Board of Directors of the Company is soliciting your proxy to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.  You may simply vote as described on the Notice of Internet Availability of Proxy Materials we mailed to you and your votes will be cast for you at the Annual Meeting.  This process is also described below in the section entitled “Voting Rights.”

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 27, 2012:

On or about March 9, 2012, we began mailing a Notice of Internet Availability of Proxy Materials to all shareholders entitled to vote which contains instructions on how to access our 2012 Proxy Statement and 2011 Annual Report.  Voting options for registered shareholders include: (1) voting online (by visiting www.envisionreports.com/FFFD and following the steps outlined on the secured website); (2) voting by telephone (by calling the toll-free number 1-800-652-8683 and following the instructions provided by the recorded message); (3) voting by mail (by requesting a printed copy of the proxy materials which include a proxy card, and following the instructions provided); and (4) voting in person (by attending the Annual Meeting on the date, time and location stated in the Notice of Annual Meeting of Shareholders above, and submitting a ballot pursuant to the instructions provided).  You may request that a printed copy of the proxy materials be sent to you by writing to Corinna R. King, Corporate Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa 50501.  You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice.  The proxy materials are all available on the Internet at the following websites: www.envisionreports.com/FFFD (for registered holders) and www.edocumentview.com/FFFD (for beneficial holders).  In accordance with Securities and Exchange Commission (“SEC”) rules, the materials on the foregoing websites are searchable, readable and printable, and the websites do not use “cookies,” track user moves or gather any personal information.

If you owned shares of the Company’s common stock at the close of business on March 1, 2012, the record date, you are entitled to vote at the Annual Meeting.  On the record date, there were 1,357,073 shares of common stock issued and outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting.  Per the Company's bylaws, the presence, in person or by proxy, of at least a majority of the total number of outstanding shares eligible to vote will constitute a quorum.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned at the close of business on March 1, 2012.  Our Articles of Incorporation provide restrictions on the voting of our common stock if you beneficially own more than 10% of our outstanding common stock.

You may vote your shares at the Annual Meeting in person or by proxy.  The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions for registered shareholders on how to vote via the Internet (by visiting www.envisionreports.com/FFFD and following the steps outlined on the secured website) or by telephone (by calling the toll-free number 1-800-652-8683 and following the instructions provided by the recorded message). For those stockholders who specifically request to receive a paper proxy card, instructions for voting via the Internet or by telephone are also set forth on the proxy card. Those stockholders who specifically request to receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct. In the event that you return a signed proxy card but do not specify how you want to vote your shares, your proxy will vote your shares FOR the election of the two nominees for director, FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for 2012, and FOR the advisory resolution to approve the Company’s named executive officer compensation.

If any other matters are properly presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines.  As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those discussed in this Proxy Statement.

Vote Required

•
Proposal 1: Election of Directors.  To be elected, a nominee for director must receive a plurality of the votes cast at the Annual Meeting. So, if you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee.  You may not vote your shares cumulatively for the election of the directors.

•
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to pass this proposal.  If you “abstain” from voting on this proposal, it will have the same effect as if your vote was not cast with respect to this proposal.

•
Proposal 3: Advisory Resolution to Approve the Company’s Named Executive Officer Compensation. Votes on this proposal may be cast for or against the proposal, or stockholders may abstain from voting on the proposal.  The proposal will be approved if the number of votes cast for approval of the proposal exceeds the number of vote’s cast against approval of the proposal.  If you “abstain” from voting on this proposal, your abstention will not affect the outcome of this proposal.  Since this is an advisory proposal, it will not be binding upon the Board.  However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.

Effect of Broker Non-Votes

Under certain circumstances, including the election of directors and the advisory vote set forth in Proposal 3, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker. In these cases, and in cases where stockholders abstain from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

If your broker holds shares that you own in “street name,” the broker may not vote your shares on Proposal 1 without receiving instructions from you.  The broker may vote your shares on Proposal 2 even if the broker does not receive instructions from you.  Your broker will not be able to vote your shares on Proposal 3 without instructions from you.  If your broker does not vote on one or more of the proposals, this will constitute a “broker non-vote.” A broker non-vote will not be counted as having voted in person or by proxy and will not be considered entitled to vote for the proposal and, thus, will have no effect on the outcome of the election of the directors, the ratification of the appointment of our independent registered public accounting firm, or Proposal 3.

Confidential Voting Policy

The Company maintains a policy of keeping shareholder votes confidential.  The Company only allows its Inspector of Election to examine the voting materials.  The Inspector of Election will not disclose your vote to management unless it is necessary to meet legal requirements.  The Inspector of Election will, however, forward any written comments that you may have to management.

Revoking Your Proxy

You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:

•	Filing with the Secretary of the Company a letter revoking the proxy;
•	Timely submitting another signed proxy with a later date; or
•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Company prior to voting.
If your shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company’s common stock as of the record date.

Voting Procedures for Shares Held in 401(k) and Stock Ownership Plan

If you are a participant in our 401(k) and Stock Ownership Plan and have Company common stock held in your account, you have the right to direct the voting of these shares through the plan’s trustee.  If you have such rights, you will receive a separate mailing with instructions for exercising your rights to direct the voting of Company common stock held in your plan accounts.  Please follow these instructions to direct the vote of Company common stock held in the 401(k) and Stock Ownership Plan. If some or all of the participants in the 401(k) and Stock Ownership Plan eligible to direct the vote of Company common stock have not directed or have not timely directed the plan trustee on how to vote, the trustee shall vote such shares in the same proportion as those shares of common stock for which the trustee has received proper direction for such matter.

Solicitation of Proxies

The Company will pay the costs of soliciting proxies from its shareholders.  Directors, officers or employees of the Company and the First Federal Savings Bank of Iowa (the “Bank”) may solicit proxies by mail, telephone and other forms of communication, and will receive no additional compensation.  We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

While the Company’s 2011 Annual Report to Shareholders is available for review along with this Proxy Statement, additional information about the Company and the fiscal year ended December 31, 2011 will be included in the Annual Report on Form 10-K.  If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which will be filed with the SEC, we will send you one (without exhibits) free of charge by first class mail upon receipt of such request.  You may make a written or oral request for a copy of our Annual Report on Form 10-K by calling or writing to:

Corinna R. King, Corporate Secretary
North Central Bancshares, Inc.
825 Central Avenue
Fort Dodge, Iowa 50501
(515) 453-9954

The complete Annual Report on Form 10-K will also be available when filed on the SEC’s website at www.sec.gov or via the Bank’s website at www.firstfederaliowa.com under “Investor Info.” The information set forth on our website should not be deemed filed with, and is not incorporated by reference into, this Proxy Statement or any of the Company’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that the Company specifically so provides.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table shows certain information for persons who we know “beneficially owned” 5% or more of our common stock as of March 1, 2012.  In general, beneficial ownership includes those shares over which a person has voting or investment power.  In this Proxy Statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.  Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days (such as through the exercise of stock options) after March 1, 2012.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock, par value $0.01 per share	401(k) and Stock Ownership Plan First Federal Savings Bank of Iowa 825 Central Avenue Fort Dodge, IA 50501	181,798	(2)	13.40%
Common Stock, par value $0.01 per share	FMR LLC Edward C. Johnson, III Fidelity Management & Research Company Fidelity Low-Priced Stock Fund 82 Devonshire Street Boston, MA 02109	134,461	(3)	9.91%
Common Stock, par value $0.01 per share	Thomson Horstmann & Bryant, Inc. 501 Merritt 7 Norwalk, CT 06851	132,636	(4)	9.77%
Common Stock, par value $0.01 per share	Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	120,300	(5)	8.86%
Common Stock, par value $0.01 per share	Fi Financial Edge Fund, L.P. et al c/o PL Capital, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540	113,039	(6)	8.33%

(1)	Percentages with respect to each person or group of persons have been calculated based upon 1,357,073 shares of the Company’s common stock outstanding as of March 1, 2012.
(2)
Based on a Schedule 13G/A filed with the SEC on February 8, 2012 by Delaware Charter Guarantee & Trust Company dba Principal Trust Company, as Trustee for the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan (the “KSOP”).  The KSOP is a tax qualified employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The securities reported include all shares held of record by the Trustee as trustee of the KSOP Trust.  The terms of the KSOP Trust Agreement provide that, subject to the Trustee’s fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the trustee will vote, tender or exchange shares of common stock allocated to participants’ accounts in accordance with instructions received from the participants.  The trustee will vote allocated shares as to which no instructions are received in the same proportion as allocated shares with respect to which the Trustee receives instructions are voted.  The Trustee, is subject to fiduciary duties under ERISA.  The Trustee disclaims beneficial ownership of the shares of common stock that are the subject of the Schedule 13G/A filing.

(3)
Based on a Schedule 13G/A jointly filed with the SEC on February 14, 2011 by FMR LLC, Edward C. Johnson III, Fidelity Management & Research Company, and Fidelity Low-Priced Stock Fund.  According to the Schedule 13G/A, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 134,461 shares or 9.949% of the Company’s outstanding common stock as investment adviser to Fidelity Low-Priced Stock Fund, an investment company registered under Section 8 of the Investment Company Act of 1940.  Edward C. Johnson III, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, each has sole power to dispose of the 134,461 shares owned by the Fund.
Members of the family of Edward C. Johnson III are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(4)
Based on a Schedule 13G/A filed with the SEC on February 1, 2012 by Thomson Horstmann & Bryant, Inc., an investment adviser. According to the Schedule 13G/A, Thomson Horstmann & Bryant, Inc. has sole voting power and sole dispositive power with respect to the shares reported above.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2012 by Dimensional Fund Advisors, Inc. (“Dimensional”).  According to the Schedule 13G/A, Dimensional is a registered investment adviser under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities of the issuer that are owned by the Funds, however it may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. All securities of the Company reported by Dimensional in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(6)
Based on a Schedule 13D/A filed with the SEC on May 17, 2011 by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., PL Capital/Focused Fund, L.P., PL Capital, LLC, PL Capital Advisors, LLC, Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, and John W. Palmer and Richard J. Lashley, individually and as Managing Members of these entities, jointly report beneficial ownership of certain shares of the Company’s common stock.  According to the Schedule 13D/A, (a) Financial Edge Fund, L.P. has shared voting and shared dispositive power over 54,343 shares, (b)  Financial Edge—Strategic Fund, L.P. has shared voting and shared dispositive power over 21,300 shares, (c) Goodbody/PL Capital, L.P. has shared voting and shared dispositive power over 19,000 shares, (d) PL Capital/Focused Fund, L.P. has shared voting and shared dispositive power over 18,396 shares, (e) PL Capital, LLC has shared voting and shared dispositive power over 94,039 shares, (f) PL Capital Advisors, LLC has shared voting and shared dispositive power over 113,039 shares, (g) Goodbody/PL Capital, LLC has shared voting and shared dispositive power over 19,000 shares, and (h) John W. Palmer and Richard J. Lashley, as Managing Members of these entities each have shared voting and shared dispositive power over 113,039 shares.

Security Ownership of Management

The following table sets forth information with respect to the shares of our common stock beneficially owned by each current director and director nominee of the Company, by each named executive officer of the Company identified in the Summary Compensation Table included elsewhere in this Proxy Statement and all directors and executive officers of the Company or the Bank, as a group (without naming them) as of March 1, 2012.  The percent of common stock outstanding for each person identified below was based on a total of 1,357,073 shares of our common stock as of March 1, 2012, plus shares of Company common stock that such person or group has the right to acquire within 60 days after March 1, 2012, by the exercise of stock options.  Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Company common stock listed next to their name.

Title of Class	Name	Title(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock Outstanding
Common Stock, par value $0.01 per share	David M. Bradley	Chairman and Chief Executive Officer of the Company and the Bank; President of the Company	54,643	(3)	4.0%
Common Stock, par value $0.01 per share	C. Thomas Chalstrom	Director and Executive Vice President of the Company; President and Chief Operating Officer of the Bank	18,021	(4)	1.3%
Common Stock, par value $0.01 per share	Paul F. Bognanno	Director	18,225	(5)	1.3%
Common Stock, par value $0.01 per share	Randall L. Minear	Director	7,925	(6)	*
Common Stock, par value $0.01 per share	Robert H. Singer, Jr.	Director	19,583	(7)	1.4%
Common Stock, par value $0.01 per share	Thomas E. Stanberry	Director	1,325	(8)	*
Common Stock, par value $0.01 per share	Mark M. Thompson	Director	24,838	(9)	1.8%
Common Stock, par value $0.01 per share	Thomas J. Hromatka	Executive Vice President of the Bank	2,972	(10)	*
	All directors (including director nominees) and executive officers as a group (11 persons)		278,875		20.0%
_________________________

*	Less than 1% of common stock outstanding.
(1)	Unless indicated, titles are for both the Company and the Bank.
(2)
See discussion above under “Principal Shareholders of the Company” for a definition of “beneficial ownership.”  The figure shown for all directors and executive officers as a group includes all 181,798 shares held in the KSOP.   Each of the members of the Board disclaims beneficial ownership of such shares other than any shares directly allocated to each member’s account in the KSOP and, accordingly, such shares (other than any shares directly allocated to each member’s account in the KSOP) are not attributed to the members of the Board individually. The figures shown include shares held pursuant to the First Federal Savings Bank of Iowa 401(k) and Stock Ownership Plan that have been allocated as of March 1, 2012, to all executive officers as a group.

(3)
Includes 35,247 shares held in the KSOP, 203 shares held by Mr. Bradley’s spouse and child, and 4,646 shares held in Mr. Bradley’s individual retirement account.  Also includes 6,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.

(4)	Includes 11,611 shares held in the KSOP. Also includes 3,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.
(5)
Includes 725 unvested shares of restricted stock over which Mr. Bognanno has sole voting power but no investment power.  Also includes 7,000 shares which may be acquired upon the exercise of stock options within 60 days of March 1, 2012.

(6)
Includes 725 unvested shares of restricted stock over which Mr. Minear has sole voting power but no investment power.  Also includes 4,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.

(7)
Includes 2,000 shares owned by Mr. Singer’s spouse.  Also includes 725 unvested shares of restricted stock over which Mr. Singer has sole voting power but no investment power.  Also includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.

(8)	Includes 725 unvested shares of restricted stock over which Mr. Stanberry has sole voting power but no investment power.
(9)
Includes 2,500 shares held in Mr. Thompson’s individual retirement account, 2,000 shares held in a limited partnership for which Mr. Thompson is the general partner, and 3,213 shares held in a limited partnership for which Mr. Thompson is a limited partner and the acting general partner under a power of attorney granted by the general partner.  Includes 725 unvested shares of restricted stock over which Mr. Thompson has sole voting power but no investment power.  Also includes 8,000 shares which may be acquired upon the exercise of stock options within 60 days after March 1, 2012.

(10)	Includes 972 shares held in the KSOP.

PROPOSAL 1 ELECTION OF DIRECTORS

General

The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with each class to contain, as near as may be possible, one-third of the entire number of directors.  The directors of each class serve for a term of three years, with one class elected each year.  In all cases, directors serve until their successors are elected and qualified.

The Nominating and Corporate Governance Committee has nominated two candidates for election as directors at the Annual Meeting, each to serve for a three year term ending in 2015.  Each nominee has consented to being named in this Proxy Statement and to serve, if elected.  However, if any nominee should become unable to serve, the proxies received in response to this solicitation that were voted in favor of such nominee will be voted for the election of such other person as shall be designated by the Board of Directors of the Company, unless the Board of Directors shall determine to further reduce the number of directors pursuant to the Bylaws of the Company.  In any event, proxies cannot be voted for a greater number of persons than the two nominees named.  The required vote for this proposal is that, to be elected, a nominee for director must receive a plurality of the votes cast.

Nominees	Term to Expire
David M Bradley	2015
Robert H. Singer, Jr.	2015

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

DIRECTOR AND OFFICER BIOGRAPHICAL INFORMATION

Information with Respect to Nominees and Continuing Directors

The following table sets forth certain information with respect to each nominee for election as a director and each director whose term does not expire at the Annual Meeting (“Continuing Director”).  There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company.  For information with respect to security ownership of directors, see the discussion and table above regarding “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Management.”

Name	Age(1)	End of Term	Position Held with Company	Director Since(2)
Nominees
David M. Bradley	59	2012	Chairman of the Board, President and Chief Executive Officer	1989
Robert H. Singer, Jr.	63	2012	Director	1997
Continuing Directors
C. Thomas Chalstrom	47	2013	Executive Vice President and Director	2004
Randall L. Minear	54	2013	Director	2004
Thomas E. Stanberry	57	2013	Director	2010
Mark M. Thompson	59	2014	Director	1999
Paul F. Bognanno	62	2014	Lead Director	2005
________________________
(1)	At December 31, 2011.
(2)	Includes terms as directors of the Bank prior to the incorporation of the Company on December 5, 1995.

                The principal occupation and business experience of each nominee for election as director and each Continuing Director is set forth below.  Each position held by a director or executive officer has been held for at least the past five years unless stated otherwise.

Nominees for Election as Directors

David M. Bradley has served as President and Chief Executive Officer of the Company since its inception in December 1995 except for the four month period from July 1, 2007 to October 31, 2007.  His relationship with the Bank has spanned almost three decades, as he has been employed by the Bank since 1982 and has served as its Chief Executive Officer since 1992 except for the four month period from July 1, 2007 to October 31, 2007.  He has served as the Chairman of the Board of the Company and Bank since 1997. Mr. Bradley joined the Bank as Chief Financial Officer in 1982.  He became President of the Bank in 1990 and served in that role until 2004.  Prior to Mr. Bradley’s employment with the Bank, he was a Certified Public Accountant in a public accounting firm for five years.

The Board of Directors believes that Mr. Bradley’s far-ranging depth of experience in the banking industry and at the Bank and the Company, as well as his strong financial analysis and organizational skills, make him an excellent candidate as Chairman, President and Chief Executive Officer of the Company, and Chairman and Chief Executive Officer of the Bank.  Mr. Bradley’s extensive knowledge of the industry and strong leadership skills provide the Company and Bank with invaluable leadership, insight and guidance into the business and regulatory requirements of today’s banking environment.

Robert H. Singer, Jr. is a Supervisor for Webster County, Iowa.  Mr. Singer is serving a four-year term expiring December 2012. He was Executive Director of the Fort Dodge Chamber of Commerce from 2002 to June 2007 and served as Interim Director of the Fort Dodge Chamber of Commerce from June 2007 to April 2008.  Mr. Singer possesses over 30 years of experience in the property and casualty insurance business, and received the advanced degree designation of Chartered Property Casualty Underwriter in 2000.  Mr. Singer’s areas of expertise include marketing, public relations, financial statement analysis and loan application evaluations and loan reviews.

The Board of Directors believes that Mr. Singer is an excellent candidate as a Director of the Company given Mr. Singer’s extensive business experience in the communities in which the Bank operates, including his current position as County Supervisor, where his job functions include reviewing and decision-making with respect to a $27 million annual budget.  Such community and leadership experience enables Mr. Singer to contribute a unique perspective to Board discussions and makes him a valued member of the Board.

Continuing Directors

C. Thomas Chalstrom has served as the Chief Operating Officer of the Bank since 1998 and as President of the Bank since 2004.  He was Executive Vice President of the Bank from 1994 until 2004, and has been employed with the Bank since 1985.  He has served as an Executive Vice President of the Company since 1994.

The Board of Directors values Mr. Chalstrom’s extensive experience in the banking industry and at the Company and Bank, particularly with respect to his retail lending and operations expertise, which enables him to bring an industry perspective to Board discussions.  His current leadership positions at the Company and Bank also allow him to add value to Board discussions with a management’s perspective.

Randall L. Minear has served as the President of Terrus Real Estate Group, located in Des Moines, Iowa since 2000.  He formerly served as the Director of Corporate Real Estate for The Principal Financial Group and as President of Principal Real Estate Services, a subsidiary of The Principal Financial Group.

The Board of Directors believes that Mr. Minear’s 30 years of experience in commercial real estate lending, equity investments and property services makes him an excellent candidate as a Director of the Company. In particular, the Board values Mr. Minear’s skills and experience with respect to investment underwriting and structuring; development; problem loans and foreclosure; and valuation and financial analysis.

Thomas E. Stanberry serves as a shareholder in the law firm of Davis, Brown, Koehn, Shors and Roberts, P.C. in Des Moines, Iowa where his practice focus is on financial institutions, public finance and securities. Prior to joining the Davis Brown law firm, he was the Chairman, President and CEO of West Bancorporation, Inc. and Chairman and CEO of West Bank, West Des Moines, Iowa from March 2003 to July 2009.  In his executive and director roles at West Bank and West Bancorporation, Inc., Mr. Stanberry’s responsibilities included aspects of, among others, business development and risk management, including with respect to the bank’s bond portfolio for income generation, liquidity and credit risk, and working with the chief financial officer, controller, internal auditors and independent auditors to understand and fulfill the bank’s compliance responsibilities under the Sarbanes-Oxley Act of 2002.

Mr. Stanberry has served on the boards of West Bank and West Bancorporation, which has allowed him to gain a strong understanding of a director’s role in corporate governance matters for a bank and public company. The Board values Mr. Stanberry’s depth of experience in the financial services industry from both the legal and management perspectives, which makes him an invaluable member of the Board.

Mark M. Thompson has been an owner of Thompson & Eich CPAs (formerly known as Mark Thompson CPA, P.C.) in Fort Dodge, Iowa since 1984 and has been a Certified Public Accountant since 1978.

Mr. Thompson currently serves on the Board’s audit committee and has been designated by the Board as an “audit committee financial expert,” as that term is defined by SEC regulations.  Mr. Thompson’s specific experience and qualifications that make him well-suited for the Board include his financial and accounting expertise gained through his 32 years of experience as a practicing Certified Public Accountant working on auditing, accounting and income tax matters, and his longstanding working knowledge of the Company’s and Bank’s operations as a director of the Company since 1999.  Such attributes and skills, among others, of Mr. Thompson make him an invaluable member of the Board.

Paul F. Bognanno is currently retired. He most recently served as President and CEO for Mortgage Electronic Registration Systems, Inc. (MERS) from January 2011 to May 2011.  In particular, Mr. Bognanno has 37 years of experience in the mortgage, banking and mortgage insurance industries, gained through senior level jobs in four publicly traded companies and/or subsidiaries in these industries: 1) President and CEO, Principal Residential Mortgage, Inc. 2) Senior VP, Principal Life Insurance Company, 3) Chairman, Principal Bank, 4) President and CEO, First Federal Savings Bank of Iowa, 4) Chairman, Radian Guaranty, Inc., and 5) President and CEO, MERSCORP, Inc.  He served as Chairman of Radian Guaranty (NYSE: RDN) from November 2008 to December 2010.  Mr. Bognanno also served as Vice Chairman of Radian Guaranty from November 2007 to November 2008.

Mr. Bognanno served as Senior Executive Vice President of the Company from February 1, 2007 to July 1, 2007 and as President and Chief Executive Officer of the Company and the Bank from July 1, 2007 until October 31, 2007. Mr. Bognanno was retired from 2006 to July 2007.  He served as the President and Chief Executive Officer of Principal Residential Mortgage, a wholly-owned subsidiary of The Principal Financial Group, from 1993 to 2004.  Mr. Bognanno served as Chairman of Principal Bank from 2000 to 2003.

Mr. Bognanno continues to serve as Lead Director for the Board.  Mr. Bognanno’s extensive management experience, including at the Company and the Bank, in the mortgage, banking and mortgage insurance industries, which the Board views as invaluable attributes that allow Mr. Bognanno to effectively serve on, and contribute to, the Board.

Information with Respect to Officers Who Are Not Directors or Nominees

The following individuals are current executive officers of the Company and/or the Bank who are not Continuing Directors or director nominees and hold the offices set forth below opposite their names.

Name	Positions Held with the Company or the Bank
Jane M. Funk (1)	Chief Financial Officer and Treasurer
Thomas J. Hromatka (2)	Executive Vice President
Bradley D. Boerner (3)	Senior Vice President
Russell J. Ruhland (4)	Senior Vice President
_______________________________
(1)	Ms. Funk is the Chief Financial Officer and Treasurer of the Company and Bank.
(2)	Mr. Hromatka is an Executive Vice President of the Bank and does not hold a position with the Company.
(3)	Mr. Boerner is a Senior Vice President of the Bank and does not hold a position with the Company.
(4)	Mr. Ruhland is a Senior Vice President of the Bank and does not hold a position with the Company.

The executive officers of the Company and the Bank are elected annually and hold office until their respective successors have been elected and qualified, or until death, resignation, or removal.

Biographical information of the executive officers of the Company and the Bank who are not Continuing Directors or director nominees is set forth below.

Jane M. Funk, age 43, was appointed Chief Financial Officer and Treasurer of the Company and Bank effective April 1, 2010.  Ms. Funk is a Certified Public Accountant.  Ms. Funk began her career with McGladrey & Pullen, LLP in Des Moines, Iowa in 1991 and most recently served as an Audit Director as well as a Director in the firm’s National Professional Standards Group specializing in Financial Institution Services.

Thomas J. Hromatka, age 55, was appointed Executive Vice President of the Bank in October 2009.  Mr. Hromatka is responsible for administering and coordinating the activities of the Commercial Banking, Retail Banking and Marketing divisions.  He was Senior Vice President of the Bank from December 2008 to October 2009.  Prior to joining the Bank, Mr. Hromatka was President of VisionBank, headquartered in West Des Moines, Iowa.

Bradley D. Boerner, age 40, was appointed Senior Vice President of the Bank in November 2009.  Mr. Boerner serves as the Bank’s Credit Administration Manager and is responsible for the bank’s credit standards, policy and special asset administration.

He directs the bank’s commercial loan underwriting department and personnel.  Prior to joining the Bank, Mr. Boerner served as Senior Credit Officer of Liberty Bank from 2005 to 2009.

Russell J. Ruhland, age 45, was appointed Senior Vice President of the Bank in October 2009.  Mr. Ruhland serves as the Bank’s Operations Manager and is responsible for the checking, savings, and other deposit related functions of the Bank.  Mr. Ruhland also serves as the Compliance and Security Officer of the Bank.  He served as Vice President of the Bank when he started in October 2002 through October 2009.

BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors Independence

The Board of Directors uses The NASDAQ Stock Market’s definition of “independence” (including the more stringent requirements for audit committee members) to determine the independence of its directors.  Annually, the Board of Directors reviews the relationships that each director has with the Company and its affiliates as well as the criteria and standards for determining independence. Upon review, the Board of Directors affirmatively determines which directors are considered independent. The Board of Directors has determined that each person who served as a director during fiscal year 2011 except for Mr. Bradley and Mr. Chalstrom qualified as an “independent” director under The NASDAQ Stock Market’s rules during each director’s term of service for 2011.  Accordingly, the Board of Directors is comprised of a majority of directors who qualify as independent directors according to NASDAQ Stock Market listing standards.

In making determinations regarding director independence, the Board of Directors considers the corporate governance standards for independence set forth in The NASDAQ Stock Market Listing Rules and all relevant facts and circumstances related to the director, including any transactions between the Company or Bank and the director or a related interest of the director, including the following:

•	whether the director has accepted, or has a family member who has accepted, any compensation from the Company or Bank in excess of $120,000 within the preceding three years; and

•
whether the director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company or Bank made, or from which Company or Bank received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the Company’s or Bank’s consolidated gross revenues for that year, or $200,000, whichever is more.

Based upon the term “Independent Director” as defined by NASDAQ Stock Market listing standards, the Board of Directors has determined that the following directors and director nominees are independent:  Robert H. Singer, Jr., Mark M. Thompson, Randall L. Minear, Thomas E. Stanberry, and Paul F. Bognanno.

Consideration of Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to become members of our Board of Directors.  It is the policy of the committee to select individuals as director nominees with the goal of creating a balance of knowledge, experience and interest on the Board.  The committee evaluates candidates for their character, judgment, business experience and acumen. The committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company, and be free from conflicts of interest with the Company. The Committee also considers the following criteria when reviewing a director candidate:

•	Whether the director candidate has the financial acumen or other professional, educational or business experience relevant to an understanding of the Company’s and the Bank’s business;

•	The extent of the director candidate’s educational, business, non-profit or professional acumen and experience;
•	Whether the director candidate helps the Board to achieve a mix of members that represents a diversity of background, perspective and experience;
•	Whether the director candidate meets the independence requirements of the listing standards of the NASDAQ Stock Market; and
•	Whether the director candidate possesses the ability to work as part of a team in an environment of trust.
The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director candidates. For a discussion of the specific backgrounds and qualifications of our current directors and director nominees, see discussion above regarding “Information with Respect to Nominees and Continuing Directors,” which immediately follows “Proposal 1 – Election of Directors.” The Company does not pay a fee to any third party to identify or evaluate director candidates.

Leadership Structure of the Board

In accordance with the Company’s Bylaws, the Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons.  Currently, David M. Bradley serves as the Chairman, President and Chief Executive Officer of the Company, and Chairman and Chief Executive Officer of the Bank.  The Board of Directors believes that combining the roles of Chairman and Chief Executive Officer at the Company fosters clear accountability, effective decision-making, and alignment on corporate strategy and provides an effective leadership model for the Company.

Mr. Bognanno will continue to serve as lead independent director.  The lead independent director shall have the power and authority to coordinate the activities of the independent directors of the Board and serve as liaison between the Company’s Chief Executive Officer, senior management of the Company and the independent directors, and shall have such other powers and authority as may be assigned to such office by the Board from time to time.  The Board of Directors believes that the current structure of the Board of Directors is appropriate to effectively manage the affairs of the Company and the best interests of the Company’s stockholders.

Board’s Role in Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect the Company and the Bank. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board fulfills its leadership function through its retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company and the Bank.

Board and Committee Meetings

The Company’s Board of Directors held twelve regular meetings, one annual meeting, and one reorganizational meeting during 2011.  During 2011, all directors of the Company attended at least 75% of the total meetings held during the period of their service on the Board of Directors and committees thereof.  The Board of Directors maintains certain committees, the nature and composition of which are described below.

Personnel and Compensation Committee.  The Personnel and Compensation Committee meets periodically to review the performance of, and to make recommendations to, the Board regarding the compensation of the Company’s executive officers and directors.  The Personnel and Compensation Committee generally does not delegate its authority for this function.  The executive officers who also serve on the Company’s Board and participate in the Personnel and Compensation Committee’s compensation-setting process are Mr. Bradley, the Company’s President and Chief Executive Officer, and Mr. Chalstrom, the Company’s Executive Vice President.  Mr. Bradley acts as Secretary to the Personnel and Compensation Committee.  Executive officer participation is meant to provide the Personnel and Compensation Committee with input regarding the Company’s compensation philosophy, process and decisions.  In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views regarding current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Personnel and Compensation Committee.

The Chief Executive Officer also provides information about individual performance assessments for the other named executive officers, and expresses his view on the appropriate levels of compensation for the other named executive officers for the ensuing year.  Mr. Bradley and Mr. Chalstrom participate in committee discussions purely in an informational and advisory capacity, and have no vote in the committee’s decision-making process.

In 2011, the Personnel and Compensation Committee of the Company was comprised of Directors Singer (Chair), Minear, and Stanberry.  The Personnel and Compensation Committee met three times during the year ended December 31, 2011.  All members of the Personnel and Compensation Committee are independent directors as defined in The NASDAQ Stock Market listing standards.  The Board of Directors has not adopted a written charter for the Personnel and Compensation Committee.

Compensation Consultant.  The Personnel and Compensation Committee recognizes that it is essential to receive objective advice from an outside compensation consultant and thus, has engaged the services of Meyer Chatfield Compensation Advisors (“MCCA”), an independent compensation consulting firm strictly devoted to the community banking industry.  MCCA was engaged by the Compensation Committee and does not take direction from the executives of the Company, unless specifically advised to do so at the direction of the Compensation Committee.

MCCA provides the Personnel and Compensation Committee with information and analysis regarding the Company’s benefit plans and compensation arrangements of the Company’s executives, officers and employees and comparable information with respect to the Company’s peer group. The Personnel and Compensation Committee determines whether MCCA’s advice is objective and free from the influence of management. The Personnel and Compensation Committee also closely examines the safeguards and steps taken by MCCA to ensure that its executive compensation consulting services are objective. The Personnel and Compensation Committee takes into consideration that:

•	The Personnel and Compensation Committee directly hired and has the authority to terminate MCCA’s engagement;
•	The Personnel and Compensation Committee solely determined the terms and conditions of MCCA’s engagement, including the fees charged;
•	MCCA is engaged by and reports directly to the Personnel and Compensation Committee;
•	MCCA has direct access to members of the Personnel and Compensation Committee during and between meetings; and
•
Interactions between MCCA and management of the Company generally are limited to discussions on behalf of the Personnel and Compensation Committee and information presented to the Personnel and Compensation Committee for approval.

During 2011, MCCA was engaged by the Personnel and Compensation Committee to perform a risk assessment regarding the Company’s compensation practices relating to the Company’s participation in the U.S. Treasury Department’s Troubled Asset Relief Program Capital Purchase Program (“TARP-CPP”) and a compensation survey relating to TARP-CPP.  As noted below, the Company is no longer a participant in TARP-CPP.  See the discussion below under “Executive Compensation—Termination of Restrictions Under the Troubled Asset Relief Program—Capital Purchase Program Matters” for more information.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee formulates our corporate governance guidelines and determines the qualification and independence of directors and committee members.  The committee is responsible for nominating persons for election to the Board of Directors and also reviews whether shareholder nominations (if any) comply with the notice procedures set forth in the Company’s Bylaws.  The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is attached as Appendix A to this Proxy Statement. The Company does not maintain a separate website from that of the Bank and therefore, the charter for the Company’s Nominating and Corporate Governance Committee is not available by website.

In 2011, the Nominating and Corporate Governance Committee was comprised of Directors Minear (Chair), Singer, and Stanberry until April 22, 2011 and Directors Bognanno (Chair), Minear, and Stanberry beginning April 22, 2011.  The Nominating and Corporate Governance Committee met three times during the year ended December 31, 2011.  All members of the Nominating and Corporate Governance Committee are independent directors as defined in The NASDAQ Stock Market listing standards.

In assessing nominees for the Board, the Nominating and Corporate Governance Committee, in its judgment, considers a variety of relevant factors, including the current composition of the Board, the need for specific functional expertise and the evaluations of other prospective nominees. In addition, in evaluating prospective nominees, the Nominating and Corporate Governance Committee also takes into consideration the diversity of the nominees, including cultural, geographic, gender and ethnic diversity, as well as differences of viewpoint, skills, education, and professional experience. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and Committee believe it is essential that Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders in accordance with the procedures set forth in the Company’s Bylaws.  Pursuant to Article II, Section 11 of the Company’s Bylaws, any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company may recommend or nominate a director candidate for consideration by the committee.  To be timely, a shareholder’s notice must be delivered to or received by the Secretary not later than the following dates:  (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting; and (ii) with respect to an election to be held at an annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders.  The shareholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the shareholder making such nomination.  If a nomination is not properly brought before the meeting in accordance with the Company’s Bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered.  Shareholder nominees are analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees who are identified by the committee.  For additional information about the Company’s director nomination requirements, please see the Company’s Bylaws.

David M. Bradley and Robert H. Singer, Jr. were each nominated by the non-management, independent directors who comprise the Nominating and Corporate Governance Committee.  As of the date of this Proxy Statement, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2012 Annual Meeting.

Audit Committee.  In 2011, the Audit Committee was comprised of Directors Thompson (Chair), Singer, Stanberry, and Bognanno.  The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board.  The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors.  The committee also reviews and approves all transactions with affiliated parties.  The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of the most current version of which is attached as Appendix B to this Proxy Statement.  The Company does not maintain a separate website from that of the Bank and therefore, the charter for the Company’s Audit Committee is not available by website.

All members of the Audit Committee are independent directors as defined in The NASDAQ Stock Market listing standards, and meet the enhanced independence standards applicable to audit committee members.  The Board of Directors has determined that Director Thompson qualifies as an “Audit Committee Financial Expert” as that term is defined by applicable SEC rules, and accordingly, has designated him as such.  The committee met five times in the 2011 fiscal year.

Shareholder Communications with our Board of Directors

Shareholders may contact the Company’s Board of Directors by contacting Corinna R. King, Corporate Secretary, at North Central Bancshares, Inc., 825 Central Avenue, Fort Dodge, Iowa 50501 or at (515) 453-9954.  All comments will be forwarded directly to the Board of Directors.

All directors and nominees are expected to attend Annual Meetings.  At the 2011 Annual Meeting, all members of the Board of Directors were in attendance.

AUDIT COMMITTEE REPORT

North Central Bancshares, Inc. Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC.  Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

The Company’s Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2011 with management and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.  The Company’s Audit Committee has discussed with McGladrey & Pullen, LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board, rules of the SEC, and other applicable regulations.

The Company’s Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding McGladrey & Pullen, LLP’s communications with the Audit Committee concerning independence, and has discussed the independence of McGladrey & Pullen, LLP and considered whether the provision of non-audit services by McGladrey & Pullen, LLP or by its affiliate RSM McGladrey, Inc. is compatible with maintaining the independent registered public accounting firm’s independence.

Based on the review and the discussions noted above, the Company’s Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and filed with the SEC.

Audit Committee of
North Central Bancshares, Inc.

Mark M. Thompson (Chairman)
Robert H. Singer, Jr.
Thomas E. Stanberry
Paul F. Bognanno

Principal Accountant Fees and Services

Pursuant to its charter, the Audit Committee is responsible for appointing the Company’s independent registered public accounting firm. For fiscal years 2011 and 2010, the Audit Committee appointed McGladrey & Pullen, LLP to serve in this capacity. The Audit Committee has appointed McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012. The Company is seeking the ratification of this appointment by its stockholders.  Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting to answer questions concerning the financial statements and to make a statement at the meeting if they so desire.

The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company’s financial statements for the years ended December 31, 2011 and 2010 and fees for other services rendered by McGladrey & Pullen, LLP or its affiliate RSM McGladrey, Inc. during those periods.  Effective December 1, 2011, McGladrey & Pullen, LLP acquired RSM McGladrey, Inc.

	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees	Total
2011	$151,000	$22,000	$49,390	$0	$224,194
2010	$145,000	$27,890	$31,040	$0	$203,930

(1)
Includes fees to McGladrey & Pullen, LLP related to review of Form 10-K, annual report and proxy; review of financial statements included in Form 10-Qs; attendance at audit committee meetings related to the audit or reviews; consultations on audit and accounting matters arising during the audit or reviews; FHA compliance audit and services in connection with statutory and regulatory filings (consents, assistance with and review of documents filed with the SEC).

(2)	Includes fees to McGladrey & Pullen, LLP related to the audit of the 401(k) and Stock Ownership Plan.
(3)	Includes fees to RSM McGladrey, Inc. related to tax compliance, tax planning and tax advice.

Audit Committee Preapproval Policy

Preapproval of Services.  The Audit Committee preapproves all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent registered public accounting firm or its affiliate, subject to the de minimis exception for non-audit services described below which are approved by the Audit Committee prior to completion of the audit.

Exception.  The preapproval requirement set forth above is not applicable with respect to non-audit services if:

(i)
The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation.  The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals.  The decisions of any member to whom authority is delegated to preapprove activities is presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee approved 100% of the services performed by McGladrey & Pullen, LLP and RSM McGladrey, Inc. during fiscal years 2011 and 2010 pursuant to the policies outlined above.

PROPOSAL 2 RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed McGladrey & Pullen, LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to ratification of such appointment by the Company’s shareholders.

Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions as appropriate.

The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required for ratification.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

EXECUTIVE COMPENSATION

The table below sets forth the compensation for the Company’s Chief Executive Officer and the Company’s two other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”) for the fiscal year ended December 31, 2011.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (3)(4) ($)	Total ($)
David M. Bradley Chairman, President and Chief Executive Officer	2011 2010	264,000 264,000	0 0	– –	– –	– –	7,302 7,350	271,302 271,350
C. Thomas Chalstrom Director, Executive Vice President and Chief Operating Officer	2011 2010	175,890 171,600	106 100	– –	– –	– –	5,178 5,148	181,174 176,848
Thomas J. Hromatka (5) Executive Vice President	2011 2010	133,250 130,000	106 100	– –	– –	– –	4,001 3,903	137,357 134,003

(1)
Mr. Bradley deferred $15,840 of salary under the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (“SERP”) during fiscal year 2010 and $15,535 during fiscal year 2011.

(2)
Employees of the Company received a $100 holiday bonus for 2010 and $106 holiday bonus for 2011.  Mr. Bradley was ineligible to receive this bonus in 2010 and 2011 while the Company was a participant in the Treasury Department’s Troubled Asset Relief Program Capital Purchase Program.  See discussion below on “Termination of Restrictions Under the Troubled Asset Relief Program—Capital Purchase Program Matters” for more information.

(3)
The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figure shown in the Summary Compensation Table for fiscal year 2011 for each Named Executive Officer includes the following items:

Executive	401(k) Matching contributions ($)	Discretionary Company Contribution to the SERP ($)	Total ($)
David M. Bradley	7,302	–	7,302
C. Thomas Chalstrom	5,178	–	5,178
Thomas J. Hromatka	4,001	–	4,001

(4)	We provide certain non-cash perquisites and personal benefits to each NEO that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

(5)	Mr. Hromatka is an Executive Vice President of the Bank and does not hold a position with the Company.

The following discussion provides certain additional information in order to aid in an understanding of the information disclosed in the Summary Compensation Table.

Annual Incentive Awards.  The Company maintains the North Central Bancshares, Inc. 2006 Incentive Award Plan (“Incentive Plan”) for the purpose of promoting growth and profitability of the Company and the Bank by providing eligible key officers with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence.

The Incentive Plan is intended to tie a meaningful portion of the NEOs’ total compensation to the Company and/or individual objectives.  For positions with more strategic responsibilities, the incentive awards are tied to the Company’s performance to a greater extent.  In order to tie a significant portion of the Chief Operating Officer’s and Executive Vice President’s total compensation to Company performance, 100% of Mr. Chalstrom’s and Mr. Hromatka’s bonus is dependent upon the Company’s attainment of pre-established performance goals.  For fiscal year 2011, Mr. Chalstrom met 100% of their Threshold (as defined in the Incentive Plan) category.  For Mr. Hromatka, 50% of his bonus was achieved in the Threshold unit and 50% was in the Above Target category.  As noted in a footnote to the Summary Compensation Table, Mr. Chalstrom and Mr. Hromatka received a $106 holiday bonus for 2011 that the Company paid to its employees. Mr. Bradley was ineligible to receive a bonus in 2011 while the Company was a participant in the Treasury Department’s Troubled Asset Relief Program Capital Purchase Program.  See discussion below on “Termination of Restrictions Under the Troubled Asset Relief Program—Capital Purchase Program Matters” for more information.

The bonus under the Incentive Plan is calculated by issuing “incentive award units.”  An “incentive award unit” is a hypothetical unit, the value of which is equal to 0.1% of the Company’s budgeted net income for the applicable year (determined in accordance with generally accepted accounting principles) or other value assigned by the Board of Directors.  The number of incentive award units that an NEO may receive varies by the NEO’s position and achievement of threshold, target, above target or maximum levels of budgeted net income or other performance goals.  The table below sets forth the number of incentive award units that may be attained by the NEOs for achievements of various levels of corporate or individual performance goals in a given year. Mr. Bradley did not participate in this program this year.

Number of Incentive Award Units

Executive	Level of Achievement
	Threshold	Target	Above Target	Maximum
C. Thomas Chalstrom	3	6	9	12
Thomas J. Hromatka	2	3	6	8

The Company’s payment of annual incentive compensation to certain key officers in 2011 was also limited by the terms and restrictions applicable to the Company as a participant in the TARP-CPP discussed below under “Executive Compensation—Termination of Restrictions Under the Troubled Asset Relief Program—Capital Purchase Program Matters.”  As noted below, the Company terminated its participation in the TARP-CPP with the redemption on December 14, 2011 of its Series A Preferred Stock that was issued the Treasury and subsequent repurchase on January 11, 2012 of a warrant to purchase the Company’s common stock that was issued to Treasury in connection with the TARP-CPP.

Equity Incentive Awards.  The Company maintains the North Central Bancshares, Inc. 2006 Stock Incentive Plan (“SIP”) for the purpose of promoting growth and profitability of the Company by providing certain directors, key officers and employees of the Company and the Bank with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of the Company.

Nonqualified Deferred Compensation Plan.  The Bank maintains the First Federal Savings Bank of Iowa Supplemental Retirement and Deferred Compensation Plan (the “SERP”), an unfunded, nonqualified deferred compensation plan that provides for discretionary contributions by the Company.  For 2011, Mr. Bradley was the sole participant under the SERP.

During 2011, Mr. Bradley deferred $15,535 of salary for contribution to the SERP.  During 2011, no discretionary contributions were made by the Company to the SERP.  For additional details, see the discussion below entitled “Post Employment Payments - Nonqualified Deferred Compensation Plan.”

Stock Awards and Stock Option Grants Outstanding

The following table sets forth information regarding equity awards outstanding at December 31, 2011 with respect to each Named Executive Officer.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (3)
David M. Bradley	6,000(1),(2)	–(1)	$38.67	02/24/2016
C. Thomas Chalstrom	3,000(1),(2)	–(1)	$38.67	02/24/2016
Thomas J. Hromtaka	–	–	–	–

(1)
Stock options to purchase 10,000 and 5,000 shares of common stock were granted to Mr. Bradley and Mr. Chalstrom, respectively, on February 24, 2006, with an exercise price of $38.67 per share.  Such options vest over five years, at an annual rate of 20%, with the first vesting on February 24, 2007 and each anniversary thereafter.  Effective May 5, 2009, Mr. Bradley and Mr. Chalstrom voluntarily forfeited the remaining unvested options to purchase shares of the Company’s common stock held by them.  Mr. Bradley forfeited options to purchase 4,000 shares of common stock.  Mr. Chalstrom forfeited options to purchase 2,000 shares of commons stock.  Neither Mr. Bradley nor Mr. Chalstrom received any consideration in exchange for the forfeiture of the options.

(2)	At December 31, 2011, there were no unvested options awarded to any of the named executive officers.

(3)	Options shall expire on the tenth anniversary of the date of grant.

Employment Agreements

Agreements with Mr. Bradley and Mr. Chalstrom. On April 22, 2011, the Company and Bank entered into separate and parallel employment agreements with David M. Bradley, as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, and C. Thomas Chalstrom, as Executive Vice President of the Company and President and Chief Operating Officer of the Bank (collectively, the “Employment Agreements”).  The Employment Agreements superseded and preempted any prior understandings, agreements or representations by or between the parties, including, without limitation, the prior employment agreements dated December 14, 2007 between each of Mr. Bradley and Mr. Chalstrom and the Company and Bank.

The Employment Agreements (i) provide that Mr. Bradley and Mr. Chalstrom will be paid their current salary (which may be increased for subsequent years, in the sole discretion of the Company’s Board or its Compensation Committee) and be entitled to participate in and receive usual Company benefits and perquisites for its senior executive officers as described in this Proxy Statement; (ii) contain terms prohibiting competition, solicitation of employees or disclosure that is adverse to the Company or Bank for a period of one year after each executive’s employment with the Company and Bank is terminated; and (iii) provide for certain payments to be made, or none at all, by the Company and/or the Bank to each executive subject to applicable law upon the occurrence of certain events, including, without limitation, termination with cause or without cause, a good reason event following a change in control, disability or death, resignation by the executive, or by mutual agreement by the parties upon mutually agreed terms.  In addition, Mr. Chalstrom’s agreement, as supplemented by an addendum, provides that Mr. Chalstrom’s employment with the Company and Bank will automatically terminate upon Mr. Chalstrom’s timely resignation following an unremedied permanent reassignment to a location more than 35 miles from the location to which he is assigned as of the effective date of the Employment Agreement.

Termination of Restrictions Under the Troubled Asset Relief Program—Capital Purchase Program Matters

Under the Employment Agreements described above, each executive expressly agreed that certain termination payments and benefits provided under each agreement may not be accrued nor paid until the Company is no longer a participant in the TARP-CPP.  As previously reported, on January 9, 2009, the Company issued 10,200 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a warrant to purchase 99,157 shares of the Company’s common stock to the U.S. Treasury as part of the TARP-CPP, for an aggregate purchase price of $10,200,000.

On December 14, 2011, the Company redeemed all of its $10,200,000 of preferred stock issued to the United States Department of the Treasury under the Troubled Asset Relief Program’s Capital Purchase Program.  On January 11, 2012, the Company completed the repurchase of the warrant to purchase the Company’s common stock held by the U.S. Department of the Treasury.  The Company paid $600,000 to the Treasury to repurchase the warrant.  With these transactions, the Treasury no longer holds any investment in the Company, and the Company no longer has any outstanding obligations to the Treasury arising from such financial assistance.  Accordingly, the Company is no longer subject to the requirements and restrictions relating to executive compensation applicable to TARP-CPP participants.

Post-Employment Payments

Pension Plan.  The Bank participated in a multiple-employer noncontributory tax-qualified defined benefit plan (the “Retirement Plan”) for eligible employees until July 1, 2008.  Effective July 1, 2008 the Bank’s Retirement Plan was frozen, eliminating all future benefit accruals.  The Bank continuously monitors the benefits offered to its employees and following an analysis of benefit preferences, costs, and priorities, the Bank determined to suspend future benefit accruals under the Retirement Plan.

401(k) and Stock Ownership Plan. The Bank has established a 401(k) and Stock Ownership Plan (the “KSOP”) for eligible employees which now provides for employee contributions and discretionary contributions by the Bank.  The KSOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code.  Employees with 60 days of eligible employment with the Bank during which they worked and who have attained age 21 are eligible to participate.

Contributions by the Company to the KSOP, if any, are allocated to eligible participants in an amount that is proportional to the amount of compensation recognized by the KSOP in the year of allocation for each participant with such compensation being recognized by the KSOP up to annual amounts specified by the Internal Revenue Service each year.  All shares were allocated as of year end December 31, 2007.  No subsequent contributions by the Company have been made.

The Bank’s contributions to the KSOP are based on a percentage of the respective employee’s contributions, so benefits payable under the KSOP cannot be estimated.  The trustee of the KSOP, subject to its fiduciary duty, must vote all allocated shares held in the KSOP in accordance with the instructions of the participating employees.  Under the KSOP, any allocated shares for which the trustee does not receive voting instructions will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock as long as such vote is in accordance with the provisions of ERISA.

Nonqualified Deferred Compensation Plan.  The purpose of the SERP is to provide certain executive employees with additional income for retirement and other personal financial goals.  The SERP is an unfunded, nonqualified deferred compensation plan that provides for discretionary contributions by the Company and also offers eligible executives the opportunity to defer the receipt of a portion of their compensation in a manner that defers taxation of such income.  Amounts credited as NEO deferrals or Company contributions are 100% vested in the participant at all times and are credited with interest income on a monthly basis.  Distributions may be made, in lump sum or installments over a period selected by the participant, upon a participant’s separation from service, attainment of age 65, permanent disability, or death.  The Company amended and restated the SERP in December 2008 to comply with the final regulations issued under Section 409A.  Mr. Bradley was the sole participant under the SERP in 2011.

PROPOSAL 3 ADVISORY RESOLUTION ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors believes that the Company’s compensation policies and procedures are strongly aligned with the long-term interest of shareholders.  The Board of Directors also believes that both the Company and shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue.

Although currently not required for a company of our size under the SEC’s rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), our Board of Directors is voluntarily submitting for shareholder approval, on an advisory basis, the compensation paid to our executive officers as described in this Proxy Statement.  The frequency of this vote will be submitted for a shareholder advisory vote in the proxy statement for the 2013 annual meeting of shareholders, in accordance with SEC rules.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“Resolved, that the shareholders approve the overall named executive officer pay policies and procedures employed by the Company, as set forth in the Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors as disclosed pursuant to Item 402(m) through (q) of Regulation S–K to understand the SCT contained in the Company’s Proxy Statement for its 2012 Annual Meeting.”

Because your vote is advisory, it will not be binding upon the Board.  Note, however, that the Personnel and Compensation Committee considered the overwhelming shareholder support that the say-on-pay proposal received at our 2011 annual meeting.  As a result, the Personnel and Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future, by taking into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of this resolution.

Director Compensation

Fee Arrangements.  Currently, non-employee directors receive monthly fees of $550, an additional director’s fee of $425 for each monthly meeting attended and $200 for each Audit committee meeting attended and $150 for all other committees’ meeting attended.  Beginning in January 2012, Director Bognanno became entitled to additional compensation for his Lead Director role.  Non-employee directors who serve as Audit Committee Chair receive $300 for committee meetings and $300 cash retainer per month.  All other board committee chairpersons receive $175 for each committee meeting attended.  The Company paid Board and Committee fees totaling $133,110 to its directors for the fiscal year ended December 31, 2011.  Directors who are also employees of the Company and/or Bank do not receive additional compensation for their Board services.

Equity Compensation Plans.  Directors of the Company are eligible to receive grants of options or restricted stock pursuant to the Company’s equity compensation plans.  All options are granted with an exercise price per share equal to the fair market value of a share of Common Stock on the date of the option grant.  On April 22, 2011, each non-employee director received a grant of 725 shares of restricted stock which will vest on April 22, 2012.

The following table sets forth information regarding compensation earned by the non-employee directors of the Company during the last fiscal year.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR ENDED DECEMBER 31, 2011

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Paul F. Bognanno	13,275	11,963	25,238
Randall L. Minear	13,625	11,963	25,588
Robert H. Singer, Jr.	13,995	11,963	25,958
Thomas E. Stanberry	14,600	11,963	26,563
Mark M. Thompson	17,800	11,963	29,763

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)
The amounts shown in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on the number of shares of restricted stock granted and the per share price on the date of grant.  Each grant of restricted stock vests over one year.  At December 31, 2011, each Director owned 725 shares of restricted stock granted on April 22, 2011.  For more information concerning the assumptions used for these calculations, please refer to Note 11 of the Notes to the Consolidated Financial Statements included in the 2011 Annual Report to Shareholders, attached as Exhibit 13.1 to the Annual Report on Form 10-K to be filed with the SEC.

Transactions With Certain Related Persons

From time to time the Bank makes loans to officers and directors of the Company and Bank, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to the Bank’s Insider Loan Policy, a majority of the disinterested members of the entire Board of Directors must approve in advance any extension of credit to any executive officer, director, or principal shareholder and their related interests if the aggregate of all extensions of credit to that insider and his or her related interests exceeds the lesser of 5% of the Bank’s capital or $500,000. The interested party may not participate in the deliberations or voting on such an extension of credit.  In addition, subject to certain limited exceptions, the Bank may lend an executive officer no more than the greater of $25,000 or 2.5% of the Bank’s capital and surplus, but in no event more than $100,000.

As of December 31, 2011, the Bank did not have any transactions that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, there were no interlocks between members of the Compensation Committee or our executive officers and corporations with respect to which such persons are affiliated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all reports required pursuant to Section 16(a) for the last fiscal year were timely filed by all persons known by us to be required to file such reports with respect to our securities.

ADDITIONAL INFORMATION

Date for Submission of Shareholder Proposals

Under the proxy solicitation regulations of the SEC, if you wish to submit a proposal to be included in the Company’s Proxy Statement for the 2013 Annual Meeting, we must receive it by November 9, 2012.  SEC rules contain standards as to whether shareholder proposals are required to be included in the Proxy Statement.  Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

In addition, under the Company’s Bylaws, if you wish to nominate a director or bring other business before an annual meeting (which is not included in the proxy statement for the 2013 Annual Meeting), you must be a shareholder of record and have given timely notice in writing to the Secretary of the Company, according to the procedures set forth in the Company’s Bylaws.  If the 2013 Annual Meeting is held on a day that is within thirty (30) days preceding the anniversary of this year’s meeting, we must receive your notice at least sixty (60) days in advance of the 2013 Annual Meeting.  If the 2013 Annual Meeting is held on or after the anniversary of the 2012 Annual Meeting, we must receive your notice at least ninety (90) days in advance of the 2013 Annual Meeting.  Finally, if our 2013 Annual Meeting is held on a date which is outside the time periods set forth above, we must receive your notice by the close of business on the tenth (10th) day following the date on which notice of the 2013 Annual Meeting is first given to shareholders as provided in the Company’s Bylaws.

By Order of the Board of Directors,
/s/ Corinna R. King
Corinna R. King Secretary

Fort Dodge, Iowa
March 9, 2012

Appendix A
North Central Bancshares, Inc.
Nominating and Corporate Governance Committee Charter

January 10, 2012

Purpose

           The purpose of the Nominating and Corporate Governance Committee (the “Committee”) shall be to assist the board of directors (the “Board”) of North Central Bancshares, Inc.(the “Company”) in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.

Membership and Appointment

           The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board.  Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

Meetings and Procedures

           The Committee shall have a chairperson who must, and a secretary who may but need not be, a member of the Committee.  The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee.  If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

           The Committee shall establish its own rules of procedure, which shall be consistent with the bylaws of the Company and this Charter.  The Committee shall meet at least two times annually at regularly scheduled times and places determined by the Committee’s chairperson, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee.  Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting.  Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company’s bylaws and applicable law.  A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

           A quorum shall consist of at least a majority of the voting members of the Committee.  The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board.  The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

           The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with Company’s bylaws, as set forth under Article II, Section 11 thereof, this Charter and any guidelines established by the Committee.

Committee Authority and Responsibilities

           The Committee shall have the following authority and responsibilities:

Identification and Evaluation of Board of Directors Candidates

1.	The Committee shall develop criteria, to be approved by the full Board, for the selection of directors and, when appropriate, conduct searches for individuals qualified to become members of the Board.

2.
The Committee shall evaluate the validity of any shareholder nominees for election as directors in accordance with the qualifications and procedures set forth in Article II, Section 11 of the Company’s bylaws.  The Committee shall consider, obtain information regarding, interview and evaluate any valid shareholder nominees for election as directors in accordance with the criteria developed by the Board.

3.	The Committee shall select, and recommend to the Board for its approval, nominees for election as directors, taking into account the criteria approved by the Board.

Evaluation of Board of Directors Effectiveness

4.
The Committee shall develop criteria for the evaluation of the Board and its members and shall annually assess the performance of incumbent Board members and the Board as a whole.  Such assessment shall be discussed with the full Board and, as appropriate, the Committee shall recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

Corporate Governance Matters

5.
The Committee shall review the Board’s committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee.  The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board.  The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees.  Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee.  The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

6.
The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines.  The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

7.	The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, recommend changes to the Board for its approval.

8.	The Committee shall periodically review and assess the Company’s Certificate of Incorporation and bylaws and, as appropriate, recommend changes to the Board for its approval.

9.	The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.

In undertaking its responsibilities, the Committee may retain or terminate, in its sole discretion, any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms.  The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

Appendix B
North Central Bancshares, Inc.
Audit Committee Charter

March 2009

The audit committee is a committee of the board of directors.  Its primary function is to oversee the accounting and financial reporting processes of North Central Bancshares, Inc. (the “Company”) and audits of the Company’s financial statements.  Accordingly, the audit committee assists the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1.           Provide an open avenue of communication between the internal auditor, the independent auditor, and the board of directors.

2.           Review and update the committee’s charter annually.

3.           Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including, resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (with the exception of third party management consultants approved by the Board of Directors).

4.           Pre-approve all auditing services and permitted non-audit services (including the fees andterms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception.  The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

(iv)           The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(v)           Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(vi)           Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation.  The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals.  The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

5.           Determine the appropriate funding to be provided by the Company for payment of (a) compensation to any independent auditor engaged for the purpose of preparing or issuingan audit report or performing other audit, review or attest services for the Company (with the exception of third party management consultants approved by the Board of Directors), (b) compensation to any advisers employed by the audit committee in carrying out its duties, and (c) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

6.           Approve the appointment, replacement, reassignment, dismissal and compensation of the internal auditor.

7.           Provide oversight of the internal auditor.

8.           Confirm and assure the independence of the internal auditor and the independent auditors, including a review of management consulting services and related fees providedby the independent auditor.  Furthermore, the independent auditor and internal auditor will report directly to the audit committee, and not to management.

9.           Inquire of management, the internal auditor, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

10.           Consider, in consultation with the independent auditor and the internal auditor, the audit scope and plan of the internal auditor and the independent auditor.

11.           Engage independent counsel and other advisers, as it determines necessary, to carry out its duties.

12.           Consider with management and the independent auditor the rationale for employing audit firms other than the principal auditor.

13.           Review with the internal auditor and the independent auditor the coordination of the audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

14.           Consider and review with the independent auditor and the internal auditor:

a.           The adequacy of the company’s internal controls including computerized information system controls and security.

b.           Any related significant findings and recommendations of the independent auditor and internal auditor together with management’s responses thereto.

15.           Review with management and the independent auditor at the completion of the annual examination:

a.           The company’s annual financial statements and related footnotes.

b.           The independent auditor’s audit of the financial statements and his or her report thereon.

c.           Any significant changes required in the independent auditor’s audit plan.

d.           Any serious difficulties or disputes with management encountered during the course of the audit.

e.           Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

16.           Consider and review with management and the internal auditor:

a.           Significant findings during the year and management’s responses thereto.

b.           Any difficulties encountered in the course of their audits, including and restrictions on the scope of their work or access to required information.

c.           Any changes required in the planned scope of the audit plan.

d.           The internal auditing department budget and staffing.

e.           The internal auditors annual performance evaluation.

17.           Review filings with the SEC and other published documents containing the company’s financial statements and consider whether the information contained in these documents ss consistent with the information contained in the financial statements.

18.           Review with management, the independent auditor, and the internal auditor the interim financial report before it is filed with the SEC or other regulators.

19.           Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

20.           Meet with the internal auditor, the independent auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

21.           Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.  As well as procedures for confidential submission, by employees, of concerns regarding questionable accounting or auditing matters.

22.           Oversee and review compliance with the company’s code of business conduct and ethics and the company’s system to monitor and enforce this code.  Make determinations and recommend action to the Board of Directors with respect to violations of the code.

23           Review related party transactions, as defined by Section 404 of Regulation S-K, for potential conflicts of interest.  Make determinations and recommend action to the Board of Directors regarding related party transactions.

24.           Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

25.           Ensure that it receives from the independent auditors a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1.  The audit committee must actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and must take, or must recommend that the full board take, appropriate action to oversee the independence of the independent auditor.

26.           Prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities, and how they were discharged.

27.           Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities.  The committee shall be empowered to retain independent counsel, auditors, or others to assist it in the conduct of any investigation.

28.           Meet at least four times per year or more frequently as circumstances require.  The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

29.           Perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board would interfere with the exercise of independent judgment as an audit committee member.  At least one committee member must be an “audit committee financial expert,” as defined by the rules and regulations of the Securities and Exchange Commission.  Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the Nominating and Corporate Governance Committee.  If an audit committee chairman is not designated or present, the members of the audit committee may designate a chairman by majority vote of the audit committee membership.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.